SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DUCOMMUN INCORPORATED

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 5, 2004

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California, on Wednesday, May 5, 2004, at the hour of 9:00 o’clock A.M. for the following purposes:

1.    To elect one director to serve for a three-year term ending in 2007.

2.    To consider and act upon a proposed amendment of the 2001 Stock Incentive Plan to increase by 500,000 the number of shares of Common Stock available thereunder.

3.    To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

March 15, 2004 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

James S. Heiser Secretary

Long Beach, California

March 29, 2004

DUCOMMUN INCORPORATED

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

PROXY STATEMENT

This Proxy Statement is being mailed on or about March 29, 2004 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on March 15, 2004, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 5, 2004, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and Internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominee, and in favor of each of the proposals described herein. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on March 15, 2004 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 9,941,402 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the candidate receiving the highest number of votes will be elected to fill the vacancy on the Board of Directors.

The Corporation’s 2003 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

1.    ELECTION OF DIRECTORS

One director (out of a total of seven) is to be elected at the forthcoming Annual Meeting to serve for a three-year term expiring at the Annual Meeting in 2007 and thereafter until his successor is elected and qualified. The nominee for such position is H. Frederick Christie. In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominee. Management does not contemplate that the nominee will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominee named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2004 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MR. CHRISTIE.

The following information is furnished as of March 15, 2004, with respect to the person who is a nominee for election to the Board of Directors, as well as for the other six directors of the Corporation whose terms of office will continue after the 2004 Annual Meeting.

Name, Principal Occupation and Other Directorships	Age	Director Since	Term Expires
Joseph C. Berenato	57	1997	2006

Chairman of the Board and Chief Executive Officer of the Corporation; Director, SMALLCAP World Fund; Trustee, New Economy Fund, Fundamental Investors and Growth Fund of America of the Capital Research & Management Company

H. Frederick Christie	70	1985	2007

Consultant; Retired President and Chief Executive Officer, The Mission Group subsidiary of SCEcorp (electric utility); Director, Valero, L.P., IHOP Corp., Southwest Water Company, Capital Income Builder, Inc., SMALLCAP World Fund, AMCAP Fund, Capital World Growth and Income Fund, Inc., and American Mutual Fund, Inc.; Trustee, American Variable Insurance and New Economy Fund; and Director or Trustee of twelve fixed income funds of the Capital Research & Management Company

Eugene P. Conese, Jr.	44	2000	2006
President and Chief Executive Officer, Aero Capital LLC (private investment and holding firm); Chairman, Fast Channel Network, Inc.
Ralph D. Crosby, Jr.	56	2000	2006
Chairman and Chief Executive Officer, EADS North America (aerospace manufacturer)
Robert C. Ducommun	52	1985	2005
Business Advisor; Director, American Metal Bearing Company
Thomas P. Mullaney	70	1987	2005
Business Advisor; Director, Lucas Film Ltd. and New Bristol Farms, Inc.; Trustee, St. John’s Hospital Foundation
Robert D. Paulson	58	2003	2005
Chief Executive Officer, Aerostar Capital, LLC (private investment firm); Director, Forgings International, LP and Nationwide Health Properties, Inc.

The Board of Directors met six times in 2003. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 2003. The Corporation strongly encourages all directors to attend the Annual Meeting of Shareholders, and six out of seven directors attended the 2003 Annual Meeting of Shareholders. The Corporation has instituted a policy of holding regularly scheduled executive sessions of nonmanagement directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of nonmanagement directors may be held from time to time as required. The director serving as the presiding director at these executive sessions is the chair of the Corporate Governance and Nominating Committee. Currently, Mr. Paulson is the presiding director.

Each of the persons named above was elected by the shareholders at a prior annual meeting. Mr. Mullaney was previously a director of the Corporation in 1984 and 1985. The Board of Directors has determined that except for Mr. Berenato, the Corporation’s Chief Executive Officer, the nominee for election to the Board of Directors and all of the other directors whose terms of office will continue after the 2004 Annual Meeting of Shareholders do not have any relationship with the Corporation other than in connection with their service as directors and meet the independence standards of the New York Stock Exchange’s listing standards.

Directors who were not employees of the Corporation or a subsidiary were paid through May 7, 2003 an annual retainer of $12,500 and received $1,000 for each Board of Directors meeting, shareholders meeting or committee meeting they attended. Effective May 7, 2003, directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $17,500 and receive $1,000 for each Board of Directors meeting or committee meeting they attend. In addition, effective May 7, 2003, the chairman of the Audit Committee is paid an annual retainer of $5,000, the chairman of the Compensation Committee is paid an annual retainer of $3,000, and the chairman of the Corporate Governance and Nominating Committee is paid an annual retainer of $3,000. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires after the age of 65, has served as a director for at least five years and is not an employee of the Corporation when he retires (the “retirement benefits”). In 1997, accrual of additional retirement benefits under the Directors Deferred Income and Retirement Plan was terminated, but existing directors remain eligible for retirement benefits accrued to such date.

Directors are also eligible to participate in the Corporation’s 1994 Stock Incentive Plan and 2001 Stock Incentive Plan. Directors who are not employees of the Corporation or a subsidiary, following each annual meeting of shareholders, in 2003 were granted stock options to purchase 3,000 shares, and in 2004 will be granted stock options to purchase 3,000 shares, of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a).

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for Senior Financial Officers, the text of which is posted on the Corporation’s Internet web site at www.ducommun.com.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Executive, Audit, Compensation, and Corporate Governance and Nominating Committees. The members of the Executive Committee are Messrs. Berenato, Christie and Mullaney. The Executive Committee, which met formally once during 2003, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation.

The members of the Audit Committee are Messrs. Christie, Conese and Ducommun. The Audit Committee, which met formally seven times during 2003, oversees the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and the Corporation’s independent auditor. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Christie, the chairman of the Audit Committee, is an audit committee financial expert as such term is defined under the regulations of the SEC.

The members of the Compensation Committee are Messrs. Barkeley, Crosby and Mullaney. Kevin S. Moore was a member of the Compensation Committee prior to his resignation from the Board of Directors of the Corporation on February 27, 2004. The Compensation Committee, which met formally three times during 2003, reviews and recommends compensation for executive officers, grants stock options and administers stock option programs, reviews and recommends retirement plans, employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Corporation. All of the members of the Compensation Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The members of the Corporate Governance and Nominating Committee were Messrs. Barkeley, Ducommun and Moore until May 7, 2003, and thereafter were Messrs. Ducommun, Mullaney and Paulson. The Corporate Governance and Nominating Committee, which met formally two times during 2003, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation and oversees the corporate governance of the Corporation. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the New York Stock Exchange’s listing standards.

A copy of the charter of each of the committees of the Board of Directors is available on the Corporation’s web site at www.ducommun.com.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Corporation, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Corporation’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’

recommendations of director candidates must be submitted to the Secretary of the Corporation in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Corporation must, at a minimum, have (i) diverse expertise, business experience, sound judgment and a record of accomplishment in areas relevant to the Corporation’s business activities, (ii) unquestionable integrity, (iii) commitment to representing the interests of the Corporation’s shareholders, (iv) willingness to devote sufficient time, energy and attention to carrying out their duties and responsibilities effectively, and (v) willingness to serve on the Board for an extended period of time.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Corporation’s directors must be independent under the NYSE rules, and that at least one member of the Board of Directors must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Corporation by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Corporation.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders may, in their capacity as security holders of the Corporation, communicate with the Corporation’s Board of Directors in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 111 West Ocean Boulevard, P.O. Box 22677, Long Beach, CA 90801-5677. Security holders wishing to communicate with the Board of Directors should include their full name, the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Corporation initially intends to forward all communications from security holders in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board of Directors of the Corporation. If the Board of Directors of the Corporation receives a substantial number of communications from security holders, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Corporation the screening of these communications to remove solicitations, communications unrelated to the Corporation’s business, and communications from persons other than in their capacity as security holders of the Corporation. Should shareholders desire to communicate with the Corporation’s presiding director or nonmanagement directors as a group, such communications should be addressed to either the presiding director or the nonmanagement directors at the address set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 15, 2004. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 15, 2004. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun 1155 Park Avenue New York, NY 10128	829,866	(1)	8.3%
The Clark Estates, Inc. One Rockefeller Plaza, 31st Floor New York, NY 10020	1,578,428	(2)	15.9%
Barclays Global Investors, N.A. and Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	806,725	(3)	8.1%
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,126,100	(4)	11.3%
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	727,826	(5)	7.3%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	940,800	(6)	9.5%

(1)	The number of shares includes (i) 75,148 shares held by a foundation of which Mr. Ducommun is an officer, (ii) 234,818 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) 2,900 shares owned by Mr. Ducommun’s wife and step-daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, (iv) 1,000 shares held in an IRA for the benefit of himself, and (v) 12,000 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 514,000 shares, shared voting power as to 234,818 shares and shared investment power as to 81,048 shares.

(2)	The information is based on a Schedule 13D filed with the SEC dated July 29, 1992, an amendment to Schedule 13D filed with the SEC dated March 14, 2002, and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,578,428 shares, including The Clark Foundation which owns 586,053 shares.

(3)	The information is based on a Schedule 13G filed with the SEC dated February 13, 2004. Barclays Global Investors, N.A. has sole voting and investment power as to 658,972 shares; and Barclays Global Fund Advisors has sole voting and investment power as to 63,247 shares.

(4)	The information is based on a Schedule 13G filed with the SEC dated February 16, 2004. FMR Corp. has sole voting power as to 129,300 shares and sole investment power as to 1,126,100 shares. These shares include 973,400 shares held by the Fidelity Low Priced Stock Fund.

(5)	The information is based on a Schedule 13G filed with the SEC dated February 11, 2004. Goldman Sachs Asset Management has sole voting power as to 664,589 shares, and sole investment power as to 727,826 shares.

(6)	The information is based on a Schedule 13G filed with the SEC dated February 2, 2004.

Security	Ownership of Directors and Management

Name	Number of Shares(1)		Percentage of Class
Joseph C. Berenato	174,406		1.7%
H. Frederick Christie	19,500		*
Eugene P. Conese, Jr.	17,000		*
Ralph D. Crosby, Jr.	12,000		*
Robert C. Ducommun	829,866	(2)	8.3%
Thomas P. Mullaney	13,500		*
Robert D. Paulson	13,000		*
Paul L. Graham	23,000		*
James S. Heiser	6,819		*
Anthony J. Reardon	8,750		*
Samuel D. Williams	11,333		*
All Directors and Executive Officers as a Group (13 persons)	1,129,424		11.1%

*	Less than one percent.

(1)	The number of shares includes the following shares that may be purchased within 60 days after March 15, 2004 by exercise of outstanding stock options: 72,500 by Mr. Berenato, 23,000 by Mr. Graham, 8,750 by Mr. Reardon, 10,750 by Mr. Williams, 15,000 by Mr. Christie, 12,000 by each of Messrs. Conese, Crosby and Mullaney, 3,000 by Mr. Paulson, and 188,500 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 9,750 held in an IRA for the benefit of himself, 11,250 held in trust for the benefit of his children, and 425 held in an IRA for the benefit of his wife.

(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table discloses compensation received by the Corporation’s chief executive officer and the other four most highly-paid executive officers of the Corporation (including group presidents) for the three fiscal years ended December 31, 2003. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

		Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Long-Term Compensation Stock Option Awards(#)	All Other Compensation($)(2)
Joseph C. Berenato	2003	$415,000	$650,000	$0	50,000	$4,000
Chairman of the Board,	2002	415,000	0	0	0	4,000
President and Chief Executive Officer	2001	350,012	210,000	0	60,000	3,400

Paul L. Graham	2003	225,000	220,000	0	30,000	4,000
President, Ducommun	2002	195,846	30,000	83,171	0	3,799
Technologies group of companies	2001	176,712	45,000	41,305	26,000	3,400

James S. Heiser	2003	234,730	275,000	0	25,000	4,000
Vice President, Chief	2002	228,000	0	0	0	4,000
Financial Officer, General Counsel, Secretary and Treasurer	2001	210,115	135,000	0	30,000	3,400

Anthony J. Reardon(3)	2003	230,039	225,000	40,646	45,000	4,000
President, Ducommun	2002	179,874	0	0	0	4,744
AeroStructures group of companies	2001	85,750	213,544	0	15,000	2,068

Samuel D. Williams	2003	162,692	160,000	0	15,000	3,398
Vice President and Controller	2002	150,337	0	0	0	3,129
	2001	133,173	60,000	0	18,000	2,663

(1)	This column includes for Mr. Graham $76,066 and $34,200 in 2002 and 2001, respectively, for housing allowances, and for Mr. Reardon, $34,646 in 2003 for relocation expenses.

(2)	This column includes the Corporation’s matching contributions under its 401(k) plan.

(3)	Mr. Reardon was employed by the Corporation in June 2001 following the acquisition by the Corporation of a business for which Mr. Reardon worked. The bonus earned by Mr. Reardon in 2001, following his employment by the Corporation, resulted from a bonus program assumed by the Corporation in connection with the acquisition.

Stock Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
Joseph C. Berenato	50,000	14.1%	$15.80	7/16/10	$321,609	$749,486
Paul L. Graham	30,000	8.5	15.80	7/16/10	192,965	449,692
James S. Heiser	25,000	7.0	15.80	7/16/10	160,805	374,742
Anthony J. Reardon	15,000	4.2	10.02	3/24/10	61,187	142,592
Anthony J. Reardon	30,000	8.4	15.80	7/16/10	192,965	449,692
Samuel D. Williams	15,000	4.2	15.80	7/16/10	96,483	224,846

(1)	The stock options granted to the named executive officers become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after July 17, 2007, except that the grant to Mr. Reardon of 15,000 shares becomes fully exercisable on and after March 25, 2007. However, the stock options become fully exercisable immediately in the event of a change of control of the Corporation. A change of control of the Corporation is defined in the stock option agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of the Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation.

(2)	The exercise price may be paid by delivery of already owned shares.

(3)	These amounts represent certain assumed rates of annual appreciation specified in the regulations adopted by the SEC and, therefore, are not intended to forecast future price performance of the Corporation’s Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on stock option exercises in 2003 by the named executive officers and the value of such executive officers’ unexercised stock options at December 31, 2003.

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph C. Berenato	0		$91,250	83,750	$881,156	$646,969
Paul L. Graham	0	0	21,000	43,500	111,388	321,913
James S. Heiser	11,000	105,937	0	41,000	0	313,225
Anthony J. Reardon	0	0	5,000	55,000	45,750	472,950
Samuel D. Williams	0	0	9,500	24,500	88,607	186,763

Key Executive Severance Agreements

Messrs. Berenato, Graham, Heiser and Williams each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive’s position or duties, a reduction in the executive’s base salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	796,326	$14.12	92,564	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	796,326	$14.12	92,564	(1)

(1)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Corporation.

Compensation Policies Applicable to Executive Officers

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area.

In addition, executive officer compensation reflects the importance to the Corporation of achieving growth in sales, net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards. The Corporation generally does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Annual bonuses are awarded on a discretionary basis by the Compensation Committee with consideration given to the Corporation achieving specified levels of net income and cash flow and on the individual performance of executive officers. The Corporation’s group presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 30% - 50% of base salary depending on the particular executive officer involved, with an upper range of annual bonus eligibility of three times the targeted amount.

Bonuses for 2003 were awarded generally in amounts at or slightly below the maximum targeted bonus levels for executive officers in view of the fact that the Corporation’s net income and cash flow, when combined, exceeded the maximum targeted performance measures under the Corporation’s bonus plan. The Compensation Committee, on a discretionary basis, increased the bonus awards to the Chief Executive Officer and one other executive officer to amounts slightly over the maximum targeted bonus levels for 2003 to reflect the outstanding personal performance of those officers, as well as the Corporation’s financial results.

Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion of total compensation in a form tied directly to the Corporation’s stock performance. All stock options are granted at the market price of the Corporation’s common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation’s stock price.

Compensation of Chief Executive Officer

The determination of the Chief Executive Officer’s salary, bonus and grant of stock options in 2003 followed all of the policies, and were based on the considerations, set forth above with respect to executive officers generally, as well as the Chief Executive Officer’s individual performance.

Compensation Committee

Thomas P. Mullaney, Chairman

Norman A. Barkeley

Ralph D. Crosby, Jr.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Corporation’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors provision of information technology services and other nonaudit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie—Chair

Eugene P. Conese, Jr.

Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Corporation’s cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/ Defense Industry Peer Group for the periods indicated, assuming the reinvestment of any dividends. The graph is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative

Total Return Among Ducommun Incorporated,

Russell 2000 Index and

Aerospace/ Defense Industry Peer Group(1)

(1)	The Aerospace/ Defense Industry Peer Group used in the Performance Graph in 1999 consisted of: AAR Corp., EDO Corporation, Hexcel Corporation, Hi-Shear Industries, Inc., Moog Inc., Sparton Corp., TransTechnology Corporation, United Industrial Corp., and Watkins-Johnson Company. Since 1999, several of these companies have been acquired or liquidated, and their performance has been omitted from the Aerospace/ Defense Industry Peer Group performance results since the year of acquisition: Watkins-Johnson Company in 2000, and Hi-Shear Industries, Inc. in 2001.

2.     APPROVAL OF AMENDMENT OF 2001 STOCK INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES

Introduction

In 2001, the Corporation adopted the 2001 Stock Incentive Plan (the “Stock Plan”) to provide stock awards of up to 475,000 shares of Common Stock of the Corporation. Because only 104,271 shares remain available under the Stock Plan as of the Record Date, the Board of Directors of the Corporation has adopted an amendment to the Stock Plan, subject to shareholder approval, to increase the number of shares that may be awarded under the Stock Plan by 500,000 shares (for a total of 975,000 shares). Shareholders are being asked to approve the amendment to the Stock Plan at the Annual Meeting. The following is a description of the material features of the Stock Plan. The complete text of the Stock Plan, as amended by the Board of Directors, is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B. The term “employees” in the following discussion is used to refer to officers and directors and other employees of the Corporation and its subsidiaries.

The purpose of the Stock Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Corporation. Employees of the Corporation and its subsidiaries will be eligible to be considered for the grant of awards under the Stock Plan. As of the Record Date, approximately six nonemployee directors, seven executive officers and forty other employees of the Corporation were so eligible.

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Plan is 975,000, subject to adjustments to prevent dilution. Such maximum number does not include the number of shares of Common Stock issued pursuant to awards under the Stock Plan, and subsequently reacquired by the Corporation pursuant to the terms and conditions of such awards and with respect to which the holder received no benefits of ownership.

Administration

The Stock Plan will be administered by the Compensation Committee, which will be a committee of two or more independent directors appointed by the Board of Directors of the Corporation (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Corporation of specified performance criteria. The expenses of administering the Stock Plan will be borne by the Corporation.

Awards

The Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the Stock Plan. On the Record Date, the closing sales price of the Common Stock on the New York Stock Exchange was $23.50.

An award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Corporation or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee.

Acceleration

An award granted under the Stock Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Corporation or other significant corporate transaction.

Duration of the Stock Plan

Awards may not be granted under the Stock Plan after the tenth anniversary of the adoption of the Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Plan.

Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of the Corporation may amend or terminate the Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Plan of any rights thereunder without his or her consent.

Certain Federal Laws

Federal Securities Laws

Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Corporation (“Insiders”) are generally liable to the Corporation for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will be an exempt purchase of a security for Section 16(b) purposes provided that the recipient of the option holds the option or the underlying shares for at least six months from the date of grant. The Plan is designed to comply with Rule 16b-3.

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to options granted under the Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. Optionees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options, and the disposition of any acquired shares.

Incentive Options

Pursuant to the Stock Plan, employees may be granted options which are intended to qualify as Incentive Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and the Corporation is not entitled to a deduction on the grant or the exercise of an Incentive Option. If the optionee sells the shares acquired upon the exercise of an Incentive Option (“Incentive Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option and (b) two years after the date of grant of such Incentive Option (the “Incentive Option holding period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Option Shares, and the Corporation will not be entitled to any deduction. However, if the optionee disposes of the Incentive Option Shares at any time during the Incentive Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Option Shares on the date of exercise, over the exercise price paid for the Incentive Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Option Shares over the sales price of the Incentive Option Shares, and (4) the Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

For purposes of computing an optionee’s “alternative minimum tax,” an Incentive Option is treated as a Nonqualified Option, as discussed below. Thus, the amount by which the fair market value of Incentive Option Shares on the date of exercise (or such later date as discussed below under “Special Rules for Insiders”) exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”). The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee’s AMTI) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer’s alternative minimum tax attributable to this spread may be credited against the taxpayer’s regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) (determined as of the date of the exercise) over the exercise price of such option, and the Corporation will be entitled to a deduction equal to such amount. See “Special Rules for Insiders,” below. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. If an optionee receives a Nonqualified Option having an exercise price that is only a small fraction of the value of the underlying Nonqualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

Special Rules for Insiders

If an optionee is an Insider subject to Section 16 of the Exchange Act, the timing of the recognition of any ordinary income may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received on exercise of an option, unless the Insider makes an election under Section 83(b) of the Code within 30 days after exercise to recognize ordinary income based on the value of the common shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Stock Plan.

Miscellaneous Tax Issues

Awards may be granted under the Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Corporation will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan.

With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual’s net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

The Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Corporation will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Corporation would give rise to an excess parachute payment.

In certain instances the Corporation may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Corporation to the extent the compensation exceeds $1 million in a given year.

The affirmative vote of a majority of the shares of the Corporation’s Common Stock represented in person or by proxy and entitled to vote at a duly held stockholders meeting is required for the approval of the amendment of the Stock Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2003, describing the Corporation’s operations and including audited financial statements and information about the Executive Officers of the Company, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 111 West Ocean Boulevard, Suite 900, Long Beach, California 90802-7901, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 111 West Ocean Boulevard, Suite 900, Long Beach, California 90802-7901, Attn: James S. Heiser, Secretary, or by telephone at (562) 624-0800. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT ACCOUNTANTS

The Corporation’s independent accountants selected for the current fiscal year, as well as for the fiscal year ended December 31, 2003, are PricewaterhouseCoopers LLP. A representative of such firm is expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers LLP, the Corporation’s independent public accountants, billed the Corporation for the following professional services rendered:

Audit Fees

For the fiscal years ended December 31,2003 and December 31, 2002, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $496,268 and $412,650, respectively, for professional services rendered for the audit of the Corporation’s annual financial statements, review of the financial statements included in the Corporation’s Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years.

Audit-Related Fees

For the fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $65,750 and $62,600, respectively, for professional services rendered for audit-related services related to the Corporation’s various retirement, pension and 401(k) plans.

Tax Fees

For the fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $192,834 and $339,323, respectively, for professional services rendered for reviews of federal and state tax returns, tax provisions related to the financial statements, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.

All Other Fees

For the fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers LLP did not bill the Corporation for any other fees not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter during the fourth quarter of each year outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For nonaudit services, Corporation management submits to the Audit Committee for approval in the fourth quarter of each year a schedule of nonaudit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned nonaudit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible nonaudit services. The chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 91% and 0% of the aggregate fees of the independent accountant for 2003 and 2002, respectively.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such written proposals must be received by the Secretary of the Corporation no later than November 29, 2004 and must comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2005 proxy materials.

For business to be considered at the Corporation’s 2005 Annual Meeting of Shareholders, written proposals must be received by the Secretary of the Corporation no later than February 12, 2005.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser

Secretary

Long Beach, California

March 29, 2004

APPENDIX A

DUCOMMUN INCORPORATED

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and will designate one member as chairperson. Members of the Audit Committee are appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) definition of “independence,” as determined by the Board. Members of the Audit Committee may be removed at any time by the Board.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. Members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (in addition to the Company).

2.    Purposes, Duties, and Responsibilities.    The purposes of the Audit Committee shall be to represent and assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement filed with the SEC.

The specific duties and responsibilities of the Audit Committee will be to:

(a)    Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Audit Committee.

(b)    Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

(c)    Approve in advance all audit services to be provided by the independent auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

(d)    Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

(e)    Consider, at least annually, the independence of the independent auditor, including whether the independent auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

A-1

(f)    Review and discuss with the independent auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(g)    Review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical, and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

(h)    Recommend to the Board based on the review and discussion described in paragraphs (e)–(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(i)    Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management.

(j)    Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(k)    Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such review and discussion may be done generally, and the Audit Committee need not review and discuss each earnings press release or each instance of earnings guidance.

(l)    Review and discuss the Company’s policies with respect to risk assessment and risk management.

(m)    Establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(n)    Establish policies for the hiring of employees and former employees of the independent auditor.

(o)    Annually evaluate the performance of the Audit Committee and the adequacy of the Committee’s charter.

(p)    Produce an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.

3.    Outside Advisors.    The Audit Committee will have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4.    Meetings.    The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board with respect to its meetings.

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004.

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APPENDIX B

DUCOMMUN INCORPORATED

2001 STOCK INCENTIVE PLAN

(AS AMENDED)

Section 1.    PURPOSE OF PLAN

The purpose of the 2001 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Corporation”), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

Section 2.    PERSONS ELIGIBLE UNDER PLAN

Any person who is an employee or a nonemployee director of the Corporation or any of its subsidiaries (a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3.    AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Corporation, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A) the delivery of previously owned shares of capital stock of the Corporation (including “pyramiding”) or other property, provided that the Corporation is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

(B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

(C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Corporation, an acquisition of a specified percentage of the voting power of the Corporation, the dissolution or liquidation of the Corporation, a sale of substantially all of the property and assets of the Corporation or an event of the type described in Section 7 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

Section 4.    STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 975,000, subject to adjustment as provided in Section 7 hereof.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Corporation pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Corporation as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5.    DURATION OF PLAN

Awards shall not be granted under this Plan after March 13, 2011. Although Common Shares may be issued after March 13, 2011 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this plan after March 13, 2021.

Section 6.    ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board of Directors of the Corporation or a committee of the Board of Directors (the “Committee”) consisting of two or more directors, each of whom is a “disinterested person” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

(v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

Section 7.    ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

Section 8.    AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, or any of his or her rights thereunder or with respect thereto.

Section 9.    EFFECTIVE DATE OF PLAN

This Plan shall be effective as of March 13, 2001 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

Section 10.    LEGAL REQUIREMENTS

No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. It is the Corporation’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

DUCOMMUN INCORPORATED
PROXY
111 WEST OCEAN BOULEVARD—LONG BEACH, CALIFORNIA 90802 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 5, 2004

The undersigned hereby appoints JAMES S. HEISER and SAMUEL D. WILLIAMS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 15, 2004, at the Annual Meeting of Shareholders to be held on May 5, 2004, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

		Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

	FOR	WITHHELD FOR ALL
1. ELECTION OF DIRECTORS	☐	☐

Nominees: H. Frederick Christie

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below). _________________________________________________

2. AMENDMENT OF 2001 STOCK INCENTIVE PLAN TO INCREASE SHARES	FOR ☐	AGAINST ☐		ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature(s) ____________________________________________________________________ Dated: _____________ , 2004
Please sign exactly as the name appears below. When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é